As filed with the Securities and Exchange Commission
 on November 16, 2004                                    Registration No. 33-
 ----------------------------------------------------------------------------

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933
                              __________________

                       UNITED FINANCIAL MORTGAGE CORP.
            (Exact name of Registrant as specified in its charter)

            Illinois                                    36-3440533
 (State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                     Identification No.)
                              __________________

                        815 Commerce Drive, Suite 100
                          Oak Brook, Illinois 60523
                   (Address of principal executive offices)
                              __________________

                       UNITED FINANCIAL MORTGAGE CORP.
                          2004 STOCK INCENTIVE PLAN
                           (Full title of the plan)
                              __________________

                              Steve Y. Khoshabe
                    President and Chief Executive Officer
                       United Financial Mortgage Corp.
                        815 Commerce Drive, Suite 100
                          Oak Brook, Illinois 60523
                   (Name and address of agent for service)

                                (630) 571-7222
        (Telephone number, including area code, of agent for service)

                               With copies to:

                          Edwin S. del Hierro, Esq.
             Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP
                      333 West Wacker Drive, Suite 2700
                           Chicago, Illinois 60606
                                (312) 984-3100


                       CALCULATION OF REGISTRATION FEE
 ============================================================================

                                     Proposed     Proposed
    Title of                         Maximum       Maximum
   Securities                        Offering     Aggregate     Amount of
      to be         Amount to be    Price per     Offering     Registration
   Registered     Registered(1)(2)   Share(2)    Price(1)(2)      Fee(2)
 ----------------------------------------------------------------------------
  Common Stock,
  no par value     400,000 shares     $4.43      $1,772,000      $224.51
 ----------------------------------------------------------------------------

 (1) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Plan in connection with share splits, share dividends or similar transactions.

 (2) Estimated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low prices for the Registrant's common stock as reported on November 12, 2004.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the United Financial Mortgage Corp. 2004 Stock Incentive Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

      Such  document(s)  are  not  being  filed  with  the  Commission,   but
 constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.



                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

 Item 3.   Incorporation of Certain Documents by Reference.
           ------------------------------------------------
      The following  documents previously  or  concurrently filed  by  United
 Financial Mortgage Corp. (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement:

      (a) The Company's Annual Report on Form 10-KSB for the year ended April 30, 2004;

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the last fiscal year; and

      (c) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form SB-2, filed with the Commission on October 14, 2003, is hereby incorporated by reference, together with all amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

 Item 4.   Description of Securities.
           --------------------------
      Not Applicable.

 Item 5.   Interests of Named Experts and Counsel.
           ---------------------------------------
      Not applicable.

 Item 6.   Indemnification of Directors and Officers.
           ------------------------------------------
      Section 8.75 of the Illinois Business Corporation Act grants each corporation organized thereunder the powers to indemnify any individual made party or threatened to be made party to any threatened, pending or completed action, suit or proceeding because the individual is or was a director, officer, employee or agent of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred with respect to an action, suit or proceeding if the individual acted in good faith, and the individual reasonably believed:
 (a) that the individual's conduct  was in the corporation's best  interests;
 (b) that the individual's conduct was at least not opposed to the corporation's best interests; and (c) in the case of any criminal proceeding, that the individual had no reasonable cause to believe the individual's conduct was unlawful. However, there will be limited or no indemnification for directors, officers, employees or agents adjudged to be liable to the corporation where such individuals are parties to any action by or in the right of the corporation.

      Article VI of the Company's Bylaws provides as follows:

      Section 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      Section 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses(including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of this duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 3. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      Section 4. Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

      Section 5. Expenses incurred in defending a civil or criminal action, suitor proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

      Section 6. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may been titled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Section 7. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

      Section 8. If the corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent pursuant to this
 Article VI, then, and in such event, the corporation shall report such indemnification or advance in writing to the shareholders of the corporation with or in advance of the notice of the next succeeding shareholders' meeting.

      Section 9. For purposes of this Article VI, references to the "corporation" shall include, in addition to the surviving corporation, any merging corporation(including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

      Section 10. For purposes of this Article VI, references to "other enterprises" shall include, without limitation, employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article VI.

      The effect of the foregoing provisions of the Illinois Business Corporation Act and our Bylaws would be to permit such indemnification of officers and directors by the Company for liabilities arising under the Securities Act of 1933, as amended.

      The Company also carries Directors' and Officers' liability insurance in the amount of $1 million.

 Item 7.   Exemption from Registration Claimed.
           ------------------------------------
      Not Applicable.

 Item 8.   Exhibits.
           ---------
      See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

 Item 9.   Undertakings.
           -------------
      (a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include:

                (i) any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) any  material  information  with  respect  to  the  plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act and incorporated by reference into the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunder duly authorized, in the City of Oak Brook, State of Illinois, on November 16, 2004.

                             UNITED FINANCIAL MORTGAGE CORP.


                             By:  /s/ Steve Y. Khoshabe
                             ----------------------------
                                  Steve Y. Khoshabe
                                  President and Chief Executive Officer

                             By:  /s/  Robert L. Hiatt
                             ----------------------------
                                  Robert L. Hiatt
                                  Chief Financial Officer

                              POWER OF ATTORNEY

      Know all men by these presents, that each person whose signature appears below constitutes and appoints Steve Y. Khoshabe, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities indicated on November 16, 2004.

        Signature                             Title
        ---------                             -----
   /s/ Joseph Khoshabe                   Chairman, Director
   ----------------------------
   Joseph Khoshabe


   /s/ Steve Y. Khoshabe                 President and Chief Executive
   ----------------------------          Officer, Director
   Steve Y. Khoshabe


   /s/ John A. Clark                     Director
   ----------------------------
   John A. Clark


   /s/ Elliot R. Jacobs                  Director
   ----------------------------
   Elliot R. Jacobs


   /s/ Anthony W. Schweiger              Director
   ----------------------------
   Anthony W. Schweiger

                       UNITED FINANCIAL MORTGAGE CORP.

                                EXHIBIT INDEX
                                      TO
                       FORM S-8 REGISTRATION STATEMENT


                                     Incorporated
 Exhibit                              Herein by                     Filed
   No.      Description              Reference to                  Herewith
 ----------------------------------------------------------------------------
 3.1     Amended and          Exhibit 3(i) to the Company's
         Restated Articles    Registration Statement on Form
         of Incorporation of  SB-2 filed with the Commission
         United Financial     on May 14, 1997
         Mortgage Corp.


 3.2(i)  Bylaws of United     Exhibit 3(i) to the Company's
         Financial Mortgage   Quarterly Report on Form 10-Q/A
         Corp.                filed with the Commission on
                              September 17, 2004

 3.2(ii) Amendment to         Exhibit 3(ii) to the Company's
         Bylaws of United     Quarterly Report on Form 10-Q/A
         Financial Mortgage   filed with the Commission on
         Corp.                September 17, 2004

 5.1     Opinion of Barack                                            X
         Ferrazzano
         Kirschbaum Perlman
         & Nagelberg LLP

 10.1    United Financial     Exhibit A to the Company's
         Mortgage Corp.       proxy statement filed on August
         2004 Stock           17, 2004 for the annual meeting
         Incentive Plan       held September 8, 2004.

 23.1    Consent of Crowe                                             X
         Chizek and Company
         LLC

 23.2    Consent of Barack                                      Included in
         Ferrazzano                                             Exhibit 5.1
         Kirschbaum Perlman
         & Nagelberg LLP

 24.1    Power of Attorney                                      Included on
                                                                the Signature
                                                                Page to this
                                                                Registration
                                                                Statement